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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                                   PURSUANT TO
                             SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 19, 2002


                                 MEDIA 100 INC.
               (Exact name of Registrant as specified in charter)

                           DELAWARE 0-14779 04-2532613
                (State or other (Commission File (I.R.S. Employer
                    jurisdiction Number) Identification No.)


             450 DONALD LYNCH BOULEVARD, MARLBOROUGH, MA 01752-4748
               (Address of Principal Executive Offices) (Zip Code)


                                 (508) 460-1600
                Registrant's Telephone number including area code


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 19, 2002, the Board of Directors of Media 100 Inc. ("the Company") and its Audit Committee decided to dismiss Arthur Andersen LLP ("Arthur Andersen" or "AA") as the Company's independent auditors and engaged Ernst & Young LLP ("Ernst & Young") to serve as the Company's independent auditors for the fiscal year 2002, effective June 19, 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended November 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended November 30, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused it to make reference to the subject matter in conjunction with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested Arthur Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of AA's letter in response to this request dated June 24, 2002 is filed as Exhibit 16 to this Form 8-K.

During the fiscal years ended November 30, 2001 and 2000 and through the date hereof, neither the Company, nor anyone acting on it's behalf, consulted Ernst and Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS.

Exhibit Number    Title

    16 Letter from Arthur Andersen LLP to Securities and Exchange Commission dated June 24, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIA 100 INC.


                                          By /s/ Steven Shea
Date:  June 24, 2002                      Steven Shea
                                          Chief Financial Officer and Treasurer


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Exhibit Number    Title

    16 Letter from Arthur Andersen LLP to Securities and Exchange Commission dated June 24, 2002.